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EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use, in this Pre-Effective Amendment No. 1 to the Prospectus and Registration Statement on Form S-1 of our report dated August 30, 2007, on the consolidated financial statements of Danvers Bancorp, Inc. as of December 31, 2006 and 2005, and for each of the years in the three-year period ended December 31, 2006, appearing in the Prospectus, which is a part of this Registration Statement on Form S-1. We further consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Wolf & Company, P.C.

Boston, Massachusetts
October 19, 2007

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM